                                                                 EXHIBIT 99.3

                                 CELCORE, INC.

                                 BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    619,279
  Accounts receivable, less allowances of $477,336..........     4,153,989
  Finance receivables, current (note 2).....................       614,989
  Inventories (note 3)......................................     5,629,406
  Prepaid expenses and other current assets.................       817,238
                                                              ------------
          TOTAL CURRENT ASSETS..............................    11,834,901
                                                              ------------
Furniture and equipment.....................................     7,192,574
Less accumulated depreciation and amortization..............    (2,175,177)
                                                              ------------
          NET FURNITURE AND EQUIPMENT.......................     5,017,397
                                                              ------------
Finance receivables, long-term (note 2).....................       638,796
Other assets................................................       481,274
                                                              ------------
                                                              $ 17,972,368
                                                              ============

       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Short-term debt (note 4)..................................  $    450,000
  Current installments of long-term debt (note 4)...........     2,385,972
  Accounts payable..........................................     4,840,740
  Accrued expenses and other liabilities....................     2,316,945
  Unearned revenue..........................................       741,686
                                                              ------------
          TOTAL CURRENT LIABILITIES.........................    10,735,343
                                                              ------------
  REDEEMABLE PREFERRED STOCK, cumulative and convertible,
     $.10 par value, aggregate liquidation and redemption
     value of $40,262,086
     Authorized 9,500,000 shares; 8,042,272 shares issued
      and outstanding.......................................    39,438,766
COMMITMENTS AND CONTINGENCIES (NOTE 8)
SHAREHOLDERS' EQUITY (DEFICIT):
  Series A preferred stock, cumulative and convertible $.10
     par value, aggregate liquidation value of $2,250,000.
     4,500,000 shares authorized, issued and outstanding....       450,000
  Common stock, $.10 par value; 50,000,000 shares
     authorized; 5,591,250 shares issued and outstanding....       559,125
  Accumulated deficit.......................................   (33,210,866)
                                                              ------------
          TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..............   (32,201,741)
                                                              ------------
                                                              $ 17,972,368
                                                              ============

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                            STATEMENTS OF OPERATIONS

                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                  1996            1997
                                                              ------------    ------------
Net revenues (notes 5 and 6)................................  $  2,755,992    $  9,485,096
Cost of revenues............................................       918,568       5,719,315
                                                              ------------    ------------
  Gross profit..............................................     1,837,424       3,765,781
                                                              ------------    ------------
Operating expenses:
  Research and development..................................     4,764,698       6,931,944
  Sales and marketing.......................................     2,882,354       4,518,004
  General and administrative................................     4,560,438       4,669,148
                                                              ------------    ------------
                                                                12,207,490      16,119,096
                                                              ------------    ------------
  Operating loss............................................   (10,370,066)    (12,353,315)
Other income (expense), net.................................       342,102         (24,320)
                                                              ------------    ------------
  Net loss..................................................  $(10,027,964)   $(12,377,635)
                                                              ============    ============
  Net loss per common share.................................  $      (1.85)   $      (2.26)
                                                              ============    ============
  Weighted average common shares outstanding................     5,500,238       5,532,839

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                            STATEMENTS OF CASH FLOWS

                 NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                  (UNAUDITED)

                                                                  1996            1997
                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(10,027,964)   $(12,377,635)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................       499,566       1,034,123
     Loss on disposal of equipment..........................        26,812         100,085
     Changes in operating assets and liabilities:
       Accounts receivable..................................     1,812,584      (2,388,739)
       Finance receivables..................................            --      (1,253,785)
       Inventories..........................................    (1,031,549)     (1,863,183)
       Prepaids and other assets............................      (148,592)       (375,023)
       Accounts payable.....................................      (728,601)      3,726,811
       Accrued expenses and other liabilities...............       719,887       1,320,490
       Unearned revenue.....................................      (326,922)        378,929
                                                              ------------    ------------
          NET CASH USED IN OPERATING ACTIVITIES.............    (9,204,779)    (11,697,927)
                                                              ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of furniture and equipment......................    (2,238,870)     (1,847,795)
  Proceeds from disposal of equipment.......................        19,974              --
  Purchase of treasury bill.................................            --      (2,507,908)
  Proceeds from sale of treasury bill.......................            --       2,520,000
                                                              ------------    ------------
          NET CASH USED IN INVESTING ACTIVITIES.............    (2,218,896)     (1,835,703)
                                                              ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from sale of stock...............................    15,828,351          90,038
  Increase in short-term debt...............................            --         450,000
  Proceeds from issuance of long-term debt..................       995,000       2,000,000
  Principal payments on long-term debt......................       (82,917)       (443,194)
                                                              ------------    ------------
          NET CASH PROVIDED BY FINANCING ACTIVITIES.........    16,740,434       2,096,844
                                                              ------------    ------------
Net increase (decrease) in cash and cash equivalents........     5,316,759     (11,436,786)
Cash and cash equivalents at beginning of period............    14,467,858      12,056,065
                                                              ------------    ------------
Cash and cash equivalents at end of period..................  $ 19,784,617    $    619,279
                                                              ============    ============
Supplemental disclosure:
  Interest paid for 1997 and 1996 was $162,733 and $42,375,
     respectively.
  A capital lease obligation of $20,740 was incurred in
     1996.

See accompanying Notes to Financial Statements.

                                 CELCORE, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) DESCRIPTION OF THE BUSINESS

     The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows. Such adjustments are of a recurring nature unless otherwise disclosed herein. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to rules and regulations promulgated by the Securities and Exchange Commission. However, the Company believes that the disclosures contained herein are adequate to make information presented not misleading. Nine month financial results may not be indicative of annual financial results.

     These unaudited financial statements and notes should be read in conjunction with the audited financial statements and accompanying notes.

     The Company designs, assembles and installs cost-effective wireless telecommunications systems for cellular, PCS and wireless local loop applications in low teledensity markets. The Company's "Target Markets" are rural locations and areas in developing countries with low teledensities and where wireline or traditional wireless infrastructure is not readily available or economically feasible.

     Since inception of operations (March 1993), the Company has not generated revenues from operations sufficient to cover its operating expenses. The activities of the Company continue to require significant amounts of working capital to finance its operations. The Company has not raised additional capital to support operations during 1997. The Company will require additional cash infusions until such time as operations become self-sustaining.

(2) FINANCE RECEIVABLES

     The Company began extending long-term credit in 1997 to certain of its customers at interest rates commensurate with the credit and prepayment risks involved. At September 30, 1997, total finance receivables were $1,253,785. Aggregate maturities of finance receivables for each twelve month period subsequent to September 30, 1997, are $614,989 and $638,796 in 1998 and 1999,
respectively.

(3) INVENTORIES

     Inventories at September 30, 1997 consisted of the following:

Raw materials............................................  $  542,453
Finished goods...........................................   5,086,953
                                                           ----------
                                                           $5,629,406
                                                           ==========

(4) LONG-TERM DEBT

     As of September 30, 1997, the Company had outstanding borrowings of $450,000 under a working capital line and had utilized $375,000 to collateralize a standby letter of credit. Interest on the outstanding borrowings are at prime plus 1 and 1/2%. Additionally, the Company had outstanding borrowings of $2,385,972 under a term loan. This term loan bears interest at prime plus 1 and
 1/2%. All of the borrowings are secured by all of the assets of the Company. As of September 30, 1997, the Company was in default of certain financial covenants contained in the term loan agreement and has not repaid the outstanding line of credit balance which expired in August 1997. As a result, all outstanding borrowings have been classified as current at September 30, 1997. (See note 7)

                                 CELCORE, INC.

     In the fourth quarter of 1997, the Company entered into a $10,000,000 revolving credit agreement with DSC Communications Corporation (DSC) to fund working capital requirements. Borrowings under the Agreement will be unsecured, bear interest at 11.5% per annum and will mature on January 15, 1998. At October 31, 1997, the Company had borrowed $4,400,000 under the revolving credit agreement. (See note 7)

(5) SIGNIFICANT CUSTOMERS

     The Company's net revenues and trade accounts receivable are concentrated among a small number of customers. For the nine months ended September 30, 1997, sales to eight customers aggregated $8,492,173 representing approximately 90% of the Company's total net revenues. For the nine months ended September 30, 1996, sales to eight customers aggregated $1,984,651 representing approximately 72% of the Company's total net revenues.

     For the nine months ended September 30, 1997, net revenues of approximately $5.1 million were attributable to two customers located in South America.

(6) RELATED PARTY TRANSACTION

     During the third quarter of 1997, CELCORE recorded an approximate $250,000 special sales allowance provision related to the expected return of certain equipment with an original selling price of approximately $764,000. The equipment was sold in 1997 to a customer who is an affiliate of a 11.05% owner of the Company's Capital Stock.

(7) SUBSEQUENT EVENT

     In October 1997, the Company entered into a merger agreement with DSC. The merger, valued at approximately $167,000,000 (including transaction costs), will be consummated with the issuance of DSC common stock in exchange for all the outstanding common and preferred shares of the Company. DSC will assume substantially all of the Company's outstanding stock options. The merger is subject to a number of items including governmental approval and should be completed prior to the end of 1997.

     Should the merger be consummated, the Company's short-term and long-term cash requirements would be funded by DSC. It is anticipated that DSC would advance the Company the necessary funds to repay all outstanding borrowings with its bank. However, if the merger is not consummated, it would be necessary for the Company to find alternative financing, which may include extending terms with its bank, a debt or equity offering or other lending sources. There can be no assurance that the Company would be able to raise the necessary funds to sustain future operations.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is a party to routine legal proceedings incidental to its business. The Company does not believe the ultimate resolution of these legal proceedings will have a material adverse effect on its financial position and results of operations.